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                                                                    Exhibit 23.4


                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS]



                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated August 24, 1999 on our audit of the consolidated financial statements of United Broadcasting Corporation Public Company Limited, prepared in accordance with generally accepted accounting principles in Thailand, as of March 31, 1999 and for the year ended March 31, 1999.

We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers ABAS Limited

PricewaterhouseCoopers ABAS Limited
Bangkok, Thailand

15 March 2000